EXHIBIT 23

Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Andrew Corporation of our report dated October 24, 2003, included in the 2003 Annual Report to Shareholders of Andrew Corporation.

Our audit also included the financial statement schedule of Andrew Corporation listed in Item 15(a).  This schedule is the responsibility of the Company’s management.  Our responsibility is to express an opinion based on our audits.  In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement No. 33-58750 on Form S-8 dated February 24, 1993;Registration Statement No. 33-58752 on Form S-8 dated February 24, 1993; Registration Statement No. 33-52487 on Form S-8 dated March 2, 1994 and Post-Effective Amendment No. 1 to Registration Statement No. 33-52487 on Form S-8 dated March 3, 1994; Registration Statement No. 333-12743 on Form S-4 dated September 26, 1996; Registration Statement No. 333-52575 on Form S-8 dated May 13, 1998; Registration Statement No. 333-52238 on Form S-8 dated December 20,2000; Registration Statement No. 333-74470 on Form S-8 dated December 4, 2001; Registration Statement No. 333-98333 on Form S-3 dated August 19, 2002; Registration Statement No. 333-104177 on Form S-4 dated June 10,2003; Registration Statement No. 333-107243 on Form S-8 dated July 22,2003; Registration Statement No. 333-1075500 on Form S-8 dated August 1, 2003 and Post-Effective Amendment No. 1 to Registration Statement No. 333-1075500 on Form S-8 dated October 24, 2003: Registration Statement No. 333-110014 on Form S-3 dated October 28, 2003,of our report dated October 24, 2003, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Andrew Corporation.

/s/ Ernst & Young LLP
Chicago, Illinois
December 19, 2003